Exhibit 10.25

Global Power Equipment Group Inc.

Restricted Shares Award Agreement

Notice of Restricted Shares Award

Global Power Equipment Group Inc. (the “Company”) grants to the Grantee named below, in accordance with the terms and conditions of the Global Power Equipment Group Inc. 2011 Equity Incentive Plan (the “Plan”) and this Restricted Shares Award Agreement (the “Agreement”), the following number of restricted shares (the “Restricted Shares”), as of the Date of Grant set forth below (the “Date of Grant”). Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan.

Name of Grantee:

Date of Grant:	, 20

Number of Restricted Shares:

Vesting Schedule:

Date	Number of Shares
, 20
, 20
, 20
, 20

Purchase Price:	$	per Share

Terms of Agreement:

1. Grant of Restricted Shares. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee as of the Date of Grant the total number of Restricted Shares set forth above. The Grantee shall pay to the Company the purchase price per Share set forth above (the “Purchase Price”). Any certificates evidencing the Restricted Shares will be held in custody by the Company together with a stock power endorsed in blank by the Grantee with respect thereto, until the Restricted Shares have become vested in accordance with Section 2.

2. Vesting. The Restricted Shares granted under this Agreement shall vest in four installments (each constituting 25% of the aggregate Restricted Shares) on each of the first, second, third and fourth anniversaries of the Date of Grant (each a “Vesting Date”) subject to the Grantee continuing to serve as a member of the Board as of the applicable Vesting Date. Notwithstanding anything herein to the contrary: (a) upon the consummation of a Change of Control of the Company while the Grantee is serving as a member of the Board, then all unvested Restricted Shares shall be immediately and fully vested, and (b) upon the death or

Disability of the Grantee, then the Grantee shall be vested in that number of Restricted Shares equal to the product of (x) the number of unvested Restricted Shares that otherwise would have vested in the calendar year of termination if the Grantee had not terminated service as a member of the Board by reason of death or disability multiplied by (y) a fraction equal to the number of days that the Grantee served in the year of termination over 365. For purposes of this Agreement, “Disability” shall have the meaning set forth in the Company’s long term disability plan. To the extent that Restricted Shares do not vest for any reason, the Company shall pay to the Grantee the Purchase Price originally paid by the Grantee with respect to such Restricted Shares pursuant to Section 1.

3. Forfeiture of Restricted Shares.

(a) Forfeiture of Unvested Restricted Shares. The Restricted Shares that have not yet vested pursuant to Section 2 shall be forfeited automatically without further action or notice if the Grantee ceases to serve as a member of the Board prior to a Vesting Date, except as otherwise provided in Section 2.

(b) Repayment of Awards. The Restricted Shares shall be subject to the provisions of Section 19 of the Plan regarding forfeiture and repayment of awards in the event of termination of the Grantee’s service as a member of the Board for Cause. This Section 3(b) shall survive and continue in full force in accordance with its terms and the terms of the Plan notwithstanding any termination of the Grantee’s service as a member of the Board or the vesting of the Restricted Shares as provided herein.

4. Nontransferability. Prior to the applicable Vesting Date, the Restricted Shares granted pursuant to this Agreement may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, unless otherwise provided under the Plan. Any purported transfer or encumbrance in violation of the provisions of this Section 4 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares.

5. No Rights Other Than Those Expressly Created. Neither this Agreement, the Restricted Shares, nor any action taken hereunder shall be construed as (i) giving the Grantee any right to be retained as a member of the Board, (ii) giving the Grantee any equity or interest of any kind in any assets of the Company, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Grantee and the Company. As to any claim for any unpaid amounts or distributions under this Agreement, any person having a claim for payments shall be an unsecured creditor.

6. Compliance with Laws.

(a) Taxes. The Grantee shall be liable and responsible for all taxes owed in connection with the Restricted Shares, including the awarding and vesting thereof. The Company does not commit and is under no obligation to structure the Restricted Shares to reduce or eliminate the Grantee’s tax liability.

(b) Securities Law Compliance. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the Restricted Shares.

(c) General. No Restricted Shares shall be issued unless and until the Company is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such Restricted Shares.

7. Miscellaneous.

(a) Discretion of the Board. Unless otherwise explicitly provided herein, the Board, or an authorized committee thereof, shall make all determinations required to be made hereunder, including determinations required to be made by the Company, and shall interpret all provisions of this Agreement and the underlying Restricted Shares, as it deems necessary or desirable, in its sole and unfettered discretion. Such determinations and interpretations shall be binding and conclusive with respect to the Company, the Grantee and any person claiming an interest in the Restricted Shares under or through the Grantee.

(b) Amendment. This Agreement may only be modified or amended by a writing signed by both parties.

(c) Notices. Any notices required to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, and addressed as follows:

if to the Company:

Global Power Equipment Group Inc. Attention: General Counsel 400 E. Las Colinas Boulevard, Suite No. 400 Irving, TX 75039

if to the Grantee:

or to such other address as either party may designate under the provisions hereof.

(d) Relation to Plan; Entire Agreement. This Agreement is subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern.

(e) Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.

(f) Applicable Law; Severability. All rights and obligations under this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(g) Paragraph Headings; Rules of Construction. The paragraph headings used in this Agreement are for convenience of reference, and are not to be construed as part of this Agreement. The parties hereto acknowledge and agree that the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.

(h) Use of Grantee’s Information. Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.

(i) Electronic Delivery. The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to Lori McCauley, Vice President of Human Resources of the Company, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

(j) Fractional Shares. Fractional Shares will be subject to rounding conventions adopted by the Company from time to time; provided that in no event will the total shares issued exceed the total Restricted Shares granted under this award.

(k) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party, unless explicitly provided for herein. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

(l) Counterparts. This Agreement may be executed in multiple counterparts, including by electronic or facsimile signature, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Date of Grant.

GLOBAL POWER EQUIPMENT GROUP INC.

By:
Name:
Title:

By executing this Agreement, you acknowledge that a copy of the Plan, Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) have been received by you, and you consent to receiving this Prospectus Information electronically, or, in the alternative, agree to contact Lori McCauley, Vice President of Human Resources at 918-274-2446, to request a paper copy of the Prospectus Information at no charge.

GRANTEE

Name: